Exhibit 10.7

GLOBAL AVIATION HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN FOR OUTSIDE DIRECTORS

GLOBAL AVIATION HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN FOR OUTSIDE DIRECTORS

i

GLOBAL AVIATION HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN FOR OUTSIDE DIRECTORS

SECTION I.  DEFINITIONS

1.1          Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” means:

(1)           Any Subsidiary;

(2)           An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)           Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)           “Award Program” means a written program established by the Board of Directors, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)           “Awards” means, collectively, Dividend Equivalent Rights, Options, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(e)           “Board of Directors” means the board of directors of the Company.

(f)            “Change in Control” unless otherwise defined by the Board of Directors in the applicable Award Agreement, means and shall be deemed to have occurred upon the occurrence of any one or more of the following:

(1)           consummation of a sale or other disposition of all or substantially all of the assets of the Company or of all of the issued and outstanding capital stock of the Company;

(2)           the acquisition by any individual, entity, or group (excluding any individual, entity or group which now or, prior to such acquisition, has beneficial ownership of more than fifty percent (50%) of the outstanding equity interests of the Company) of beneficial ownership of more than fifty percent (50%) of the outstanding equity interests of the Company; or

(3)           the acquisition by any individual, entity, or group (excluding MatlinPatterson) of a controlling interest (i.e. “golden share”) that would allow such individual, entity, or group to exercise effective control of and / or veto power with respect to the Company.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Company” means Global Aviation Holdings, Inc., a company incorporated under the laws of the State of Delaware.

(i)            “Disability” unless otherwise defined by the Board of Directors in the applicable Award Agreement or Award Program, means that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability will be made by the Board of Directors and will be supported by advice of a physician competent in the area to which such Disability relates.

(j)            “Dividend Equivalent Rights” means certain rights to receive cash payments or Stock as described in Section 3.5.

(k)           “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(l)            “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)           if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation, NASDAQ), Fair Market Value shall mean the price at which Stock shall have been sold on such date, as reported by any such exchange or system selected by the Board of Directors on which the shares of Stock are then traded;

(2)           if the shares of Stock are not actively traded but are reported on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, as reported by such exchange or system; or

(3)           if the shares of Stock are not traded or reported on any exchange or system on such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Board of Directors taking into account such facts and circumstances deemed to be material by the Board of Directors to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Board of Directors may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Board of Directors determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A.

(m)          “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(n)           “Option” means a nonqualified stock option that is not an Incentive Stock Option.

(o)           “Participant” means an individual who receives an Award hereunder.

(p)           “Performance Award” refers to a performance award as described in Section 3.6.

(q)           “Plan” means the Global Aviation Holdings, Inc. 2009 Long-Term Incentive Plan for Outside Directors.

(r)            “Restricted Stock Units” refers to the rights described in Section 3.7.

(s)            “Separation from Service” shall mean a termination of a Participant’s service relationship with the Company, subject to the following requirements:

(1)           a termination of the Participant’s service relationship with the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) where (A) the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient expires, if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before a date that is at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire), and no amount payable to the Participant on that date will be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the

Participant performs services for the Service Recipient as an independent contractor or an employee; or

(2)           in any case, as may otherwise be permitted under Code Section 409A.

(t)            “Stock” means the Company’s Class A common stock.

(u)           “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(v)           “Stock Award” means a stock award described in Section 3.4.

(w)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(x)           “Termination of Service” means the termination of the service relationship between a Participant and the Company and its Affiliates, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Board of Directors will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service as it affects an Award.

SECTION 2  THE LONG-TERM INCENTIVE PLAN

2.1          Purpose of the Plan.  The Plan is intended to (a) provide incentives to selected non-employee directors of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by selected non-employee directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining non-employee directors.

2.2          Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, One Hundred Forty (140) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Awards. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.  For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3          Administration of the Plan.   The Plan is administered by the Board of Directors.  The Board of Directors has full authority in its discretion to determine the non-employee directors of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Board of Directors has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Board of Directors’ determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Board of Directors’ decisions are final and binding on all Participants.

2.4          Eligibility and Limits.  Awards may be granted only to directors of the Company or any Affiliate of the Company who, at the time of the grant of the Award, are neither employees of the Company nor any of its Affiliates; provided, however, that a Nonqualified Stock Option or a Stock Appreciation Right may only be granted to a non-employee director of the Company or any of its Subsidiaries.  If, after grant, an Option or Stock Appreciation Right is cancelled, the shares subject to the cancelled Award shall continue to be counted against the maximum number of shares for which Options and Stock Appreciation Rights may be granted to eligible directors as described in this Section 2.4.

SECTION 3  TERMS OF AWARDS

3.1          Terms and Conditions of All Awards.

(a)           The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Board of Directors in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Board of Directors may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Board of Directors may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award.  Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)           The date as of which an Award is granted will be the date on which the Board of Directors has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award, or such later date as may be specified in the approval of such Award.

(d)           Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)           Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Board of Directors may provide otherwise as to any particular Award.

(f)            After the date of grant of an Award, the Board of Directors may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan).

3.2          Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.

(a)           Option Price. The Board of Directors shall determine the Exercise Price of an Option, which shall be specified in the applicable Award Agreement.  The Exercise Price may never be less than the Fair Market Value of a share of Stock determined as of the date of grant, subject to adjustment in accordance with Section 5.2.

(b)           Option Term.  The term of any Option shall be as specified in the applicable Award Agreement.

(c)           Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Board of Directors in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Board of Directors may impose:

(i)            by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)           in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)          by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Board of Directors also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Board of Directors in its discretion, except to the extent prohibited by law, including, but not limited to, restrictions applicable to officers and directors under the Sarbanes-Oxley Act of 2002, as amended.  Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Board of Directors, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement or Award Program to the contrary.

(f)            Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, subject to applicable requirements under Code Section 409A and the rules and regulations thereunder, any Option issued in substitution for an option previously issued by another entity may provide for an exercise price and may contain such other terms and conditions as the Board of Directors may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)           No Reload Grants.  Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered.

3.3           Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)           Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Board of Directors, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Board of Directors may determine.

(b)           Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board of Directors, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

3.4           Terms and Conditions of Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Board of Directors determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Board of Directors has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant.  The Board of Directors may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5           Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  The Board of Directors may impose such restrictions and conditions on any Dividend Equivalent Right as the Board of Directors in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)           Payment.  Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Board of Directors may determine.

(b)           Conditions to Payment.  Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors specifies in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Board of Directors, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6           Terms and Conditions of Performance Awards.  A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Board of Directors, or (ii) a percentage or multiple of a specified amount determined by the Board of Directors.  At the time of the grant, the Board of Directors must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance goals applicable to the determination of the ultimate payment value of the Performance Award. The Board of Directors may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)           Payment.  Payment in respect of Performance Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Board of Directors may determine.

(b)           Conditions to Payment.  Each Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Performance Award, the Board of Directors, at any time before complete termination of such Performance Award, may accelerate the time or times at which such Performance Award may be paid in whole or in part.

3.7           Terms and Conditions of Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period.  At the time of the grant, the Board of Directors will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Board of Directors, any performance goals that must be satisfied as a condition to payment.  Restricted Stock Unit Awards containing performance goals may be designated as performance share awards.

(a)           Payment.  Payment in respect of Restricted Stock Units may be made by the Company, at the discretion of the Board of Directors, in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Board of Directors may determine.

(b)           Conditions to Payment.  Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board of Directors may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Board of Directors, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part.

3.8           Treatment of Awards on Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Service, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Board of Directors may otherwise determine to the extent not prohibited by the Plan.  The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Board of Directors to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service, Separation from Service or termination of some other service relationship or such other factors as the Board of Directors determines are relevant to its decision to continue the Award.

SECTION 4  RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Board of Directors (the “Custodian”).  Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5  GENERAL PROVISIONS

5.1           Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award.  A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Board of Directors procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock

Appreciation Right, and the specified number of shares of Stock to which each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit, Stock Appreciation Right, and Stock Award pertains, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Board of Directors may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Board of Directors of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Board of Directors subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Board of Directors’ discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)           Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Board of Directors shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment.  Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)           The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Cash Awards.  The Board of Directors may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Board of Directors in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4           Compliance with Code.   Except to the extent provided otherwise by the Board of Directors, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  If the Board of Directors determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Board of Directors provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Board of Directors, in each case without the consent of or notice to the Participant.

5.5           Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6           Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Board of Directors, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Board of Directors may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities

Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8           Listing and Legal Compliance.  The Board of Directors may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors.

5.9           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.  No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.11         Choice of Law.  The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12         Effective Date of Plan.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of September 22, 2009.

GLOBAL AVIATION HOLDINGS, INC.

By:	/s/ Mark M. McMillin

Title:	General Counsel & Corporate Secretary